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                                                                Exhibit 99.1

IPCRe Limited
American International Building
29 Richmond Road
Pembroke HM 08, Bermuda

                                 March 29, 2006

Re: Facility Agreement dated as of December 30, 2005 by and between IPCRe Limited and Bayerische
          Hypo-Und Vereinsbank AG, acting through its New York Branch.

Dear Sirs,

         Reference is made to that certain Facility Agreement dated as of December 30, 2005 by and between IPCRe Limited and HVB (the "IPCRe Credit Facility"). Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the IPCRe Credit Facility.

         Effective as of March 31, 2006, the amount set forth under Section 2 opposite the caption "Amount" is hereby amended to read $160,000,000.00. All other terms and conditions of the IPCRe Credit Facility are otherwise ratified and confirmed.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Please evidence your agreement to the foregoing by executing this letter agreement in the appropriate space provided hereunder.

                                         BAYERISCHE                HYPO-UND
                                         VERESINSBANK     AG,      New York
                                         Branch,


                                         By:    /s/ Steve Lueker
                                           -----------------------------
                                         Name: SteveLueker
                                         Title: Director


                                         By:    /s/ Paul Dolan
                                           -----------------------------
                                         Name: Paul Dolan
                                         Title: Director

Agreed to and accepted by:
IPCRE LIMITED


By:      /s/ John Weale
  -------------------------------------
Name: John Weale
Title: Senior Vice President &
       Chief Financial Officer


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